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                                                                   Exhibit 10.74

                          MASTER ASSIGNMENT AGREEMENT

This Agreement is made by and between PanAmerican Bank FSB a Federal Savings Bank d/b/a "Classic Plan" ("Classic"), and Providian National Bank (formerly known as First Deposit National Bank) d/b/a "Commonwealth," ("Commonwealth" or "Assignor") AND National IPF Company, a Delaware corporation ("NIPF").

Recitals:

A. Commonwealth is a division of Providian National Bank a national banking association in the business of providing insurance premium financing.

B. Classic is in the business of providing insurance premium financing by acquiring insurance premium finance agreements from licensed insurance agents and brokers in California on behalf of their insureds.

C. NIPF is a sub-servicer under contract to originate and service premium finance contracts for Commonwealth.

D. Commonwealth desires to assign to Classic a portion of the insurance premium finance agreements originated by Commonwealth.

AGREEMENT:

1. Commonwealth may, but is not obligated to, tender to Classic any or all insurance premium finance agreements originated by Assignor in the State of California (the "Assigned Contracts").

2. Classic may, but shall not be required to, accept the assignment of any or all Assigned Contracts tendered to it by Commonwealth and will advise Commonwealth within one (1) business day following receipt of fax transmission of signed contracts of those contracts accepted and those contracts rejected.

3. In consideration for the assignment of each Assigned Contract accepted by Classic, Classic agrees as follows:

          (a) As to each Assigned Contract that has not been funded or drafted as of the date of the assignment, Classic shall assume Commonwealth's obligation to fund the loan for the benefit of the borrower named in such Assigned Contract (the "Borrower").

          (b) As to each Assigned Contract that has been funded by the issuance of one or more Drafts, payable against Commonwealth, Classic agrees to pay, by wire transfer or immediate available funds, Commonwealth for the face value of each such draft honored by Commonwealth within one business day of being advised by Commonwealth by fax transmission of the presentation of that draft.

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4.   Commonwealth does hereby represent and warrant to Classic, as to each
     Assigned Contract tendered by Commonwealth to Classic that to the best of Assignor's knowledge:

          (a) The Assigned Contract is genuine, and is the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization and other laws of general application relating to or affecting rights of creditors and to general principles of equity, that all parties executing such Assigned Contract had legal capacity to so act, and that the Assigned Contract has been properly and duly executed by the Borrower;

          (b) Commonwealth is the sole owner and holder of the Assigned Contract free and clear of any and all liens, pledges, charges or security interests of any nature, and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell assign the same;

          (c) The Assigned Contract is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Assigned Contract, or the exercise of any right thereunder by Borrower, render the Assigned Contract unenforceable, in whole or in part, nor is the Assigned Contract subject to any right of rescission, set-off, counterclaim or defense been asserted with respect thereof;

          (d) The Assigned Contract complies with all applicable state and federal laws, regulation and other requirements including, without limitation, Truth-in-Lending, consumer credit protection, equal credit opportunity, and California Insurance Code disclosure laws, and the Assigned Contract gives Classic the right to cancel the Assigned contract and receive back the total unearned premium and seek back from the borrower any unpaid balance;

          (e) The Assigned Contract was executed in the State of California and, to the best of Assignor's knowledge, the Borrower is a resident of the Sate of California;

          (f) The outstanding principal balance of the Assigned Contract is equal to the amount financed stated in the Assigned Contract, and Commonwealth has not received any payments of interest unless otherwise disclosed to Classic in writing; and

          (g) Commonwealth will deliver to Classic the original of each Assigned Contract along with the down payment or monthly payment provided by the producer, properly endorsed on the face thereof by Commonwealth to Classic, together with any file documents relating to such Assigned Contract.

5.   As to each Assigned Contract, Commonwealth and Classic agree as follows

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          (a) After the assignment date, Classic shall receive any and all funds payable under each Assigned Contract and will handle all borrower and insurer inquiries and all servicing relating to the Assigned Contracts.
     Any payments received by Commonwealth from or on behalf of the Borrower shall be remitted to Classic within two (2) business days of receipt (and Commonwealth will make a best efforts to notify Classic of the receipt of such payments within one (1) business day); and any refund of unearned premium received by Commonwealth from or on behalf of an insurance company with respect to the Assigned Contracts shall be remitted to Classic within five (5) business days of receipt.

          (b) Commonwealth shall provide to Classic any and all documents or correspondence which Commonwealth receives for each Assigned Contract, including but not limited to policy declaration pages.

          (c) At Classic's request, Commonwealth will cooperate with Classic and will provide such additional documents pertinent to the Assigned Contract as are necessary to enable Classic to obtain refunds of unearned premium or unpaid balance from a borrower.

6. This Agreement will begin on January 16, 1998, and will terminate as to new assignments on February 16, 1998; but will remain in effect as to section 5 until February 16, 1999; and as to section 7 until April 16, 1998.

7. In the event that Commonwealth's representations and warranties are untrue with respect to an Assigned Contract, Commonwealth will be obligated to remedy the situation or repurchase such Assigned Contract for an amount equal to the amount of consideration paid by Classic to or on behalf of Commonwealth (including any amount funded by Classic), less the total amount of principal repaid to Classic by the Borrower.

8. NIPF agrees, as servicer to Commonwealth, to deliver contracts, correspondence, and funds according to the terms of this Agreement.

9. Classic agrees to indemnify and hold harmless Commonwealth for any loss or liability Commonwealth may experience in connection with any Assigned Contract after the assignment of such contract, excepting any loss or liability caused by the negligence of Commonwealth in connection with the origination of such Assigned Contract.

10. Commonwealth agrees to indemnify and hold harmless Classic for any loss or liability Classic may experience as a result of Commonwealth's actions with respect to the origination of such Assigned Contracts.

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11.  All notices permitted or required herein shall be given by fax and also by
     United States mail, first class postage prepaid, to the following:

          Commonwealth        Commonwealth Premium Finance
          and NIPF:           National IPF Company
                              P.O. Box 8998
                              Mesa, Arizona 85214
                              Attn:
                                    ____________________________
                              Fax:  (602) 545-3444

               Classic:       Classic Plan
                              13750 Pipeline Avenue
                              Chino, California 91710
                              Attn:
                                    ____________________________
                              Fax:  (909) 628-5490


EXECUTED and delivered to be effective the 21 day of January, 1998.

                              Commonwealth:
                              Providian National Bank

                              By: /s/ Bob Molke
                                 ______________________________
                              Name: Bob Molke
                              Title:  Vice President - Treasurer

                              Classic:
                              PanAmerican Bank, FSB

                              By:  /s/ Lawrence J. Grill
                                  _____________________________

                              Name:   Lawrence J. Grill
                                    ___________________________

                              Title:  President
                                     __________________________

                              NIPF
                              National IPF Company

                              By:  /s/ Charles H. Holland, Jr.
                                  _____________________________
                              Name:  Charles H. Holland, Jr.
                              Title:  President and CEO

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